Exhibit No. 99

UNITED RETAIL GROUP ANNOUNCES FOURTH QUARTER AND

FISCAL 2003 OPERATING RESULTS

Rochelle Park, New Jersey, February 18, 2004 - United Retail Group, Inc. (NASDAQ-NMS: "URGI") today announced operating results for the fourth quarter and fiscal year ended January 31, 2004.

Fourth quarter net sales were $101.4 million compared to $105.7 million in the prior year period. Comparable store sales decreased 2%. The balance of the decline was the result of fewer stores and the suspension of catalog mailings in March 2003.

Net losses were $4.0 million, or $0.31 per share, this year versus $16.1 million, or $1.24 per share, in the comparable quarter last year. Excluding a non-cash tax valuation allowance, net loss for the fourth quarter of fiscal 2003 was $1.8 million, or $0.14 per share. Excluding a non-cash tax valuation allowance and a non-cash charge of $5.6 million associated with goodwill impairment, net loss for the fourth quarter of fiscal 2002 was $3.2 million, or $0.25 per share.

For the fiscal year, net sales were $396.3 compared to $432.0 million in the previous year. Comparable store sales decreased 7%. Net losses were $19.1 million, or $1.47 per share, for fiscal 2003 and $23.1 million, or $1.77 per share, for fiscal 2002. Excluding the annual non-cash tax valuation allowance, net loss was $10.1 million, or $0.78 per share, for fiscal 2003. Excluding an annual non-cash tax valuation allowance and the non-cash charge of $5.6 million associated with goodwill impairment, net loss was $10.2 million, or $0.78 per share, for fiscal 2002.

Raphael Benaroya, the Company’s Chairman, President and Chief Executive Officer, commented, “2003 was a year of transition for the business. We worked to implement the repositioning strategy that we announced early in the year. As part of this strategy, we are transforming the product composition and rationalizing our vendor base accordingly. In addition, we slowed capital expenditures and improved inventory management to yield faster turns. We remain committed to this strategy.”

“While this is still a work in progress, we have begun to see results. By year-end we had sold through our old assortment and had 20% less inventory than a year ago. The Spring product offering is fresh. As we begin 2004, we believe the business is better prepared to capitalize on the economic upturn.”

George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, commented: “One of the highlights of the fourth quarter was the expansion and extension of our revolving credit facility. We are pleased with our strong business partnership with CIT. The new arrangement enhances our financial flexibility as we move forward.”

-more-

United Retail Group, Inc. invites investors to listen to a broadcast of the Company’s conference call to discuss fourth quarter results as well as ongoing corporate developments. The call will be broadcast live over the Internet on Wednesday, February 18, 2004 at 11:30 a.m. (Eastern Standard Time) and can be accessed by logging on to http://www.vcall.com. Raphael Benaroya, Chairman, President and Chief Executive Officer, and George R. Remeta, Vice Chairman and Chief Administrative Officer, will host the call. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at http://www.vcall.com until February 28, 2004. Certain financial data disclosed for the first time during the broadcast will be posted on the “Press Releases” page of the financial information section of the Company’s website, http://www.unitedretail.com.

United Retail Group, Inc. is a specialty retailer of large-size women’s fashion apparel, footwear and accessories featuring AVENUE® brand merchandise. The Company operates 535 AVENUE® stores with 2,327,000 square feet of selling space, as well as the AVENUE.COM website at http://www.avenue.com.

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The above release contains certain brief forward-looking statements concerning the Company’s operations and performance. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company’s actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this release: war risk; changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; risks associated with the financial performance of the World Financial Network National Bank private label credit card program that is co-branded with the Company’s AVENUE® trade name; increases in interest rates; the ability to retain, hire and train key personnel; risks associated with the ability of the Company’s manufacturers to deliver products in a timely manner; and political instability and other risks associated with foreign sources of production.

The reports filed by the Company with the Securities and Exchange Commission contain additional information on these and other factors that could affect the Company’s operations and performance.

The Company does not intend to update the forward-looking statements contained in the above release, which should not be relied upon as current after today’s date.

Contact:	George R. Remeta	Investor Relations
	Vice Chairman and	Cara O'Brien/Lila Sharifian
	Chief Administrative Officer	Press: Stephanie Sampiere
	United Retail Group, Inc.	Financial Dynamics
	(201) 909-2110	(212) 850-5600

UNITED RETAIL GROUP, INC.
4TH QTR 2003
(000'S)

	13 weeks ended			52 weeks ended
	(Unaudited) January 31, 2004	(Unaudited) February 1, 2003	Percent + or -	(Unaudited) January 31, 2004	(Unaudited) February 1, 2003	Percent + or -

Net sales	$101,410	$105,697	-4.1%	$396,265	$431,964	-8.3%
Cost of goods sold, including
buying and occupancy costs	80,555	86,534	-6.9%	313,767	343,625	-8.7%
Gross profit	20,855	19,163	8.8%	82,498	88,339	-6.6%
General, administrative and
store operating expenses	25,649	26,331	-2.6%	101,287	105,499	-4.0%
Goodwill impairment	-	5,611	-	-	5,611	-
Operating loss	(4,794)	(12,779)	-	(18,789)	(22,771)	-
Interest expense, net	203	228	-	917	827	-
Loss before income taxes	(4,997)	(13,007)	-	(19,706)	(23,598)	-
(Benefit from) provision for income taxes(1)	(965)	3,075	-	(636)	(521)	-
Net loss	($4,032)	($16,082)	-	($19,070)	($23,077)	-

Weighted average shares
outstanding:
Basic	12,937	12,937		12,937	13,047
Diluted	12,937	12,937		12,937	13,047

Net loss per common share:
Basic	($0.31)	($1.24)		($1.47)	($1.77)
Diluted	($0.31)	($1.24)		($1.47)	($1.77)

Net loss per diluted common share excluding special charges(2):	($0.14)	($0.25)		($0.78)	($0.78)

(1) Includes a valuation allowance for the thirteen weeks ended January 31, 2004 and February 1, 2003 of $2.3 million and $7.3 million, respectively, and for the fifty-two weeks ended January 31, 2004 and February 1, 2003 of $9.0 million and $7.3 million, respectively, related to deferred tax assets and net operation loss carryforwards.

(2) Special charges are composed of goodwill impairment and valuation allowance in footnote 1.

Consolidated Condensed Balance Sheets	(Unaudited) January 31, 2004	(Unaudited) February 1, 2003
Assets
Cash and cash equivalents	$14,421	$17,540
Inventory	49,054	61,569
Other	8,659	10,256
Total Current Assets	$72,134	$89,365

Property and equipment, net	76,710	87,720
Other assets	6,851	5,975

Total assets	$155,695	$183,060

Liabilities and Stockholders' Equity Current Liabilities	$55,787	$63,724

Long-term distribution center financing	3,326	3,961
Long-term capital leases	3,646	5,764
Other non-current liabilities	12,916	10,616
Stockholders' equity	80,020	98,995

Total liabilities and stockholders' equity	$155,695	$183,060

At January 31, 2004, the borrowing capacity of the Company under the Financing Agreement with The CIT Group/Business Credit, Inc. (“CIT”) was $8.3 million, trade letters of credit for the account of the Company were outstanding in the amount of $27.5 million, standby letters of credit were outstanding in the amount of $5.5 million and no loan from CIT was outstanding. The Company’s cash on hand was unrestricted.

Statistics	13 weeks ended		52 weeks ended
Store Count	(Unaudited) January 31, 2004	(Unaudited) Febriary 1, 2003	(Unaudited) January 31, 2004	(Unaudited) February 1, 2003

Beginning of period	545	557	553	555
New	1	6	5	24
Reopened	1	0	1	0
Closed	(12)	(10)	(24)	(26)
End of period	535	553	535	553

Selling Square Footage (000's)

Beginning of period	2,365	2,402	2,394	2,367
New/Expansion/Reopened	9	28	26	124
Closed	(47)	(36)	(93)	(97)
End of period	2,327	2,394	2,327	2,394

Average	2,365	2,421	2,369	2,387